SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Definitive Material Pursuant to §240.14a-12

INRAD OPTICS, INC.

(Name of Registrant as Specified In Its Certificate of Incorporation)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCHEDULE 14A INFORMATION

INRAD OPTICS, INC.

181 Legrand Avenue

Northvale, New Jersey 07647

Notice of Annual Meeting of Shareholders

To be held on Tuesday, June 23, 2020

To The Shareholders of Inrad Optics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of INRAD OPTICS, INC. (the "Company") will be held on Tuesday, June 23, 2020 at 10:00 a.m. Due to concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our shareholders and employees, this year’s Annual Meeting will be held via the internet. Shareholders will be able to listen, vote and ask questions regardless of location via the internet at http://viewproxy.com/InradOptics/2020/vm. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.	To elect two directors, named herein, to hold office for a term of three years;

2.	To ratify the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To approve, as a non-binding advisory vote, our named executive officer compensation;

4.	To consider and vote to approve the Company’s 2020 Equity Compensation Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 5, 2020, as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

Please complete, sign and return the proxy card whether or not you plan to attend the Annual Meeting. Alternatively, you may vote online at www.proxyvote.com. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Annual Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

By Order of the Board of Directors

/s/ Theresa A. Balog
Theresa A. Balog, Secretary

Northvale, New Jersey

April 29, 2020

We urge you to vote your shares over the Internet, via telephone or through the mail at your earliest convenience.

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INRAD OPTICS, INC.

181 Legrand Avenue

Northvale, NJ 07647

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 23, 2020

 This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of INRAD OPTICS, INC., a New Jersey corporation with its principal offices at 181 Legrand Avenue, Northvale, New Jersey 07647 (the "Company"), to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, June 23, 2020 at 10:00 a.m. local time. Due to concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our shareholders and employees, this year’s Annual Meeting will be held via the internet. Shareholders will be able to listen, vote and ask questions regardless of location via the internet at http://viewproxy.com/InradOptics/2020/vm. You will not be able to attend the Annual Meeting in person.

The enclosed proxy is solicited by the Board. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about May 15, 2020.

In order to participate in the Annual Meeting live via the Internet, you must register at http://viewproxy.com/InradOptics/2020 by 11:59 p.m. Eastern Time by June 18, 2020. If you are a registered holder, you must register using the virtual control number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2020 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://viewproxy.com/InradOptics/2020.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the event password you received via email in your registration confirmation at http://viewproxy.com/InradOptics/2020/vm.

You may submit questions in writing during the Annual Meeting. You will need your virtual control number. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Answers to any questions that are not addressed during the meeting will be published following the meeting on our website. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any difficulties accessing the Annual Meeting live audio webcast during the meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on May 5, 2020, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 13,530,777 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), outstanding and entitled to vote at the meeting. Each share is entitled to one vote. The presence in person or by proxy of owners of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of business at the Company's Annual Meeting.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Owners of Common Stock are not entitled to cumulative voting in the election of directors. Owners of Common Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Company’s Annual Meeting.

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If you hold your shares in “street name” through a broker or other nominee, you should instruct your broker or nominee how to vote. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner returns a duly executed proxy that does not include any vote with respect to a particular proposal because the nominee did not have discretionary voting power with respect to the matter being considered and did not receive voting instructions from the beneficial owner. If that happens, the nominees may vote those shares only on matters deemed “routine,” such as the ratification of auditors. Only Proposal No. 2 for the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm is considered a “routine” matter. Thus, if you do not give your broker or nominee specific voting instructions, your shares may only be voted for Proposal No. 2 and not voted for the other matters. If your shares are not voted, they will not be counted in determining the number of votes cast. However, shares represented by such “broker non-votes” will be counted for determining whether there is a quorum.

You may vote your shares at the Annual Meeting via live webcast, over the Internet, by telephone or by mail. If you wish to vote your shares at the Annual Meeting, there will be a live link provided during the Annual Meeting. (You will need the virtual control number assigned to you.)

To vote over the Internet, you must go to www.proxyvote.com. To vote by mail, complete, sign and return the proxy card in the enclosed postage-paid envelope. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Votes Required to Approve Each Proposal

With respect to the first proposal (election of directors), directors are elected by affirmative vote by a plurality of the Common Stock entitled to vote at the Annual Meeting.

With respect to the second proposal (ratification of the auditors), the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock entitled to vote is required to approve this proposal

With respect to the third proposal (approval of executive compensation), the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock entitled to vote is required to approve this non-binding advisory resolution.

With respect to the fourth proposal (approval of the Company’s 2020 Equity Compensation Program), the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock entitled to vote is required to approve this non-binding advisory resolution.

Voting: Revocation of Proxies

A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend the virtual Annual Meeting. Each proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by filing a later dated proxy with the Secretary at any time prior to its exercise or by attending the Annual Meeting and voting online, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.. The presence at the meeting of a stockholder who has given a proxy does not revoke the proxy unless the stockholder files a notice of revocation or votes online. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If no specification is given, the shares will be voted in favor of the Board's nominees "for" director and "for" the other proposals described in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF INRAD OPTICS, INC. TO BE HELD ON JUNE 23, 2020. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019, INCLUDING FINANCIAL STATEMENTS, ARE AVAILABLE AT www.proxyvote.com. Under rules issued by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the internet.

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Costs of Solicitation

The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

PRINCIPAL SHAREHOLDERS

The following table presents certain information available to the Company at the date hereof with respect to the security ownership of the Company’s Common Stock by (i) each of the Company’s directors and nominees, (ii) each named executive officer of the Company, (iii) all executive officers and directors as group, and (iv) each person known by the Company to beneficially own more than five percent (5%) of the Company's common stock outstanding as of April 28, 2020. Percentages that include ownership of options or convertible securities are calculated assuming exercise or conversion by each individual or entity of the options (including “out-of-the-money options”), or convertible securities owned by each individual or entity separately without considering the dilutive effect of option exercises and security conversions by any other individual or entity. Accordingly, the percentages may add to more than 100%. The address of each principal shareholder, unless otherwise indicated, is c/o Inrad Optics, Inc., 181 Legrand Avenue, Northvale, NJ 07647.

Beneficial Ownership of Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock

Luke P. LaValle, Jr.	59,999	(1)	0.3%
Dennis G. Romano	59,999	(2)	0.3%
N.E. Rick Strandlund	59,999	(3)	0.3%
Jan M. Winston	59,999	(4)	0.3%
Amy Eskilson	310,736	(5) (11)	1.6%
William J. Foote	135,864	(6)	0.7%
George Murray	185,085	(7)	1.0%

All Directors and Executive	901,589	(8)	0.0%
Officers as a group (9 persons)

Clarex Ltd. & Welland Ltd.	7,914,089	(9)	41.7%
Bay Street and Rawson Square
P.O. Box N 3016
Nassau, Bahamas

Emancipation Management LLC	3,904,605	(10)	20.6%
825 Third Avenue
New York, NY 10022

Inrad Optics, Inc. Employees 401(k) Plan	1,028,328	(11)	0.0%
Amy Eskilson, as Trustee
181 Legrand Avenue
Northvale, NJ 07647

Minerva Advisors LLC	1,118,700	(12)	5.9%
50 Monument Road, Suite 201
Bala Cynwyd, PA 19004

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(1)	Including 59,999 shares issuable upon exercise of options exercisable within 60 days of April 28, 2020.

(2)	Including 59,999 shares issuable upon exercise of options exercisable within 60 days of April 28, 2020.

(3)	Including 59,999 shares issuable upon exercise of options exercisable within 60 days of April 28, 2020.

(4)	Including 59,999 shares issuable upon exercise of options exercisable within 60 days of April 28, 2020.

(5)	Including 201,299 shares issuable upon exercise of options exercisable within 60 days of April 28, 2020 and 94,436 shares allocated to Ms. Eskilson in the Inrad Optics, Inc. 401(k) Plan over which she has voting and dispositive power.

(6)	Including 102,599 shares issuable upon exercise of options exercisable within 60 days of April 28, 2020 and 31,103 shares allocated to Mr. Foote in the Inrad Optics, Inc. 401(k) Plan over which he has voting and dispositive power.

(7)	Including 97,801 shares issuable upon exercise of options exercisable within 60 days of April 28, 2020 and 97,284 shares allocated to Mr. Murray in the Inrad Optics, Inc. 401(k) Plan (over which he has voting and dispositive power.

(8)	Including 669,728 shares issuable upon exercise of options exercisable within 60 days of April 28, 2020.

(9)	Including 2,500,000 shares and warrants to purchase an additional 1,875,000 shares at $1.35 per share which are issuable upon conversion of convertible promissory notes and 196,875 shares issuable upon conversion of accrued interest on convertible promissory notes.

(10)	These figures are based upon information set forth in Schedule 13G filed February 7, 2020, on behalf of the following reporting persons:

Emancipation Management LLC (a)

Circle N Advisors, LLC (a)

Charles Frumberg (a)

(a)	Each of these reporting persons is deemed a beneficial owner of 3,904,605 shares of Inrad Optics, Inc. held by Emancipation with shared investment power but no voting power with respect to these 3,904,605 shares.

(11)	These figures are based upon information provided by Amy Eskilson, Trustee of the 401(k) Plan. Ms. Eskilson, as Trustee of the 401(k) Plan, shares voting power with respect to the shares held by the 401(k) Plan, but does not have dispositive power over such shares. Ms. Eskilson disclaims beneficial ownership of the shares held by the 401(k) Plan, except to the extent of the shares allocated to her in the 401(k) Plan in her individual capacity, and such shares are not reflected in the amounts of shares listed as being beneficially held in her individual capacities in this table.

(12)	These figures are based upon information set forth in Schedule 13G filed February 13, 2020, on behalf of the following reporting persons:

Minerva Advisors LLC (a)

Minerva Group, LP (a)

Minerva GP, LP

Minerva GP, Inc. (a)

David P. Cohen (a)

(a)	Each of these reporting persons is deemed a beneficial owner of 1,118,700 shares of Inrad Optics, Inc. held by Minvera Group, L.P. with both investment power and voting power with respect to these 1,118,700 shares.

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OTHER MATTERS

At the time this Proxy Statement was mailed to shareholders, management was not aware that any other matter will be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III) with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of shareholders, the terms of Directors in one of these three classes expire. At that annual meeting of shareholders, Directors are elected to a Class to succeed the Directors whose terms are then expiring, with the terms of that Class of Directors so elected to expire at the third annual meeting of shareholders, thereafter. There are currently six members of the Board: two Class I Directors whose terms will expire at the 2020 Annual Meeting of Shareholders, two Class II Director whose term will expire at the 2021 Annual Meeting of Shareholders and two Class III Directors whose terms will expire at the 2022 Annual Meeting of Shareholders.

The following table sets forth the name and age of the Class I nominees for election to the Board of Directors, the principal occupation or employment of the nominees for the past five or more years, the principal business of the organization in which said occupation is or was carried on, the name or any other public corporation for which the nominees serve or served during the past five years as a Board member, and the period during which the nominees have served as a director of the Company.

Nominated to the Board of Directors:

Name	Age	Since	Positions; Business Experience

Class I Directors — Term to Expire in 2020
Dennis G. Romano	77	2009	Director of the Company (September 2009 - present)
			Consultant - Defense and Engineering/Construction Industry (2007 - 2009)
			Senior Vice President of Business Development, Defense Business Unit, Washington Group International, a provider of engineering, construction and technical services (2002 – 2007)
			Vice President, Business Strategy and Development, Northrop Grumman Corporation (1999 - 2001)
			Various Senior and Executive Level Positions, Marketing, Business Development and Strategy, Northrop Grumman Corporation (1995 - 1999)
			Vice President of Business Development, Grumman Aircraft Engineering Corporation (1993 - 1995)
			Marketing and Business Development, Grumman Aircraft Engineering Corporation (1974 - 1993)
			Aircrew member, flight test organization, Grumman Aircraft Engineering Corporation (1968 - 1974)
			Avionics Technician, Grumman Aircraft Engineering Corporation (1964 - 1968)

N.E. Rick Strandlund	76	2009	Director of the Company (January 2009 - present)
			Chairman, President and CEO, Nanoproducts Corporation, a producer and developer of nanoproduct materials and technologies (2005-2013)
			President and CEO, Research Electro-Optics, Inc., a manufacturer of thin-film coatings and components (2002 - 2004)
			President and COO, Research Electro-Optics, Inc. (1997 - 2002)
			Vice-President/General Manager, Santa Rosa Division, Optical Coating Laboratory, Inc. (1993 - 1996)
			Vice President/General Manager, Commercial Products Division, Optical Coating Laboratory, Inc. (1986 - 1993)

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Other continuing directors:

Name	Age	Since	Positions; Business Experience

Class II Director — Term Expires in 2021
William J. Foote	69	2017	Director of the Company (October 2017 - present)
			VP and Chief Accounting Officer, Inrad Optics Inc. (2018- 02/08/2019)
			Chief Financial Officer, Inrad Optics, Inc. (2006 - 2018)
			Secretary and Treasurer, Inrad Optics, Inc. (2009 – 2018)
			Chief Financial Officer, INSL-X Products Corporation (2002 - 2005)
			Chief Financial Officer, ASD Group (2000 – 2002)
			Vice President Finance, Controller, Director, Benjamin Moore & Co. (1990 -1999)

Luke P. LaValle, Jr.,	78	2005	Director of the Company (2005 - present)
			President and Chief Executive Officer, AmVPerican Capital Management Inc. (1980 - present)
			Senior Investment Officer, United States Trust Company of NY (1967 - 1980)
			Lt. Colonel, US Army Reserve (Retired)

Class III Directors — Term to Expire in 2022
Amy Eskilson	59	2012	Director of the Company (October 2012 - present)
			President and Chief Executive Officer of the Company (October 2012 - present)
			Vice President of Sales and Marketing of the Company (February 2011-September 2012)
			Director of Business Development, Thorlabs Inc. (2001-2011)
			Sales, Technical Support and Marketing roles, Thor Labs Inc. (1992-2000)

Jan M. Winston	83	2000	Chairman of the Board of Directors of the Company (2009 - present)
			Director of the Company (2000 - present)
			Management Consultant (1997 - present)
			Division Director/General Manager IBM Corporation (1981 - 1997)
			Executive positions held in Development, Finance and Marketing

The Board believes that the above-mentioned experience, along with the other experience, qualifications, attributes and skills of the Board members described in the summary below, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Other Experience, Qualification, Attributes and Skills of Board Members

The Board considered the following experience, qualifications, attributes and skills of its nominees and the other continuing elected directors in determining that each should serve as a director of the Company:

Amy Eskilson

•	More than 20 years of experience in operations, senior management and executive level positions in the photonics industry in both domestic and global manufacturing environment
•	Broad and deep experience in acquisitions; facilitated 8 transactions in the photonics sector over a 9 year period prior to joining Inrad Optics, Inc.
•	Founding team member experience involving privately funded high technology start-ups and R & D institutional spin-off companies
•	Extensive experience working with government and university research facilities; defense, aerospace, and technology corporations, small businesses and start-ups
•	Expertise in corporate and public relations, technology licensing, contracts, marketing and export control/ITAR, corporate real estate and facilities management
•	Proven leadership and business building skills including strategic planning, manufacturing management, corporate culture building and change management

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William J. Foote

•	Financial and accounting professional with experience gained in a number of senior financial roles with small and mid-cap manufacturing companies both public and private
•	Certified Public Accountant and Certified Professional Accountant in Canada
•	Membership in Illinois Society of CPA’s and AICPA
•	Prior Board experience with Benjamin Moore & Co, Ltd.
•	Over 12 years as Chief Financial Officer of Inrad Optics, Inc.

Luke P. LaValle, Jr.

•	Investment professional with over 40 years of experience in analyzing, researching and investing in smaller public growth companies with U.S. Trust Co of NY and American Capital Management, Inc. Senior analyst and membership in the NY Society of Security Analysts
•	Extensive board experience with V Band Corporation, a public company, from 1992 to 1995 and several private companies including Benmarl Wine Company, Ltd. (1982-1992) and Westhampton Yacht Squadron, Ltd. (1985-1995
•	Military experience with rank of Lieutenant Colonel, Military Intelligence, USAR (retired) and previous assignments to Army Staff, Office of Operations, Plans and Strategy, The Pentagon and Intelligence Officer, 101st Airborne Division
•	Business and military experience includes analysis of tactical and strategic issues, the formation of operational plans based upon situational experience and the development and assessment of alternative courses of action with practical application to planning, direction, guidance and control of the operations of smaller sized organizations like Inrad Optics, Inc.
•	Chairman of the Company’s Audit Committee

Denis G. Romano

•	Global business experience in business development as Chief Business Development Officer of a business unit of Washington Group International
•	Over 20 years of experience in business and strategy development for U.S. and International government clients
•	Senior executive leadership for multiple business development organizations with a large international presence
•	Operational management experience and joint leadership, in a $700 million business unit in the defense sector with Washington Group International
•	Extensive background in business development, marketing and strategic development and implementation
•	Chairman of the Company’s Nominating Committee

N.E. Rick Strandlund

•	Global business experience as President and CEO of NanoProducts Corporation and as President and CEO of Research Electro-Optics, Inc.
•	Thin-film optical coating experience as VP and General Manager of Optical Coating Laboratory, Inc.
•	Board experience as Chairman of the Board of NanoProducts and as a former director of Research Electro-Optics, Inc.
•	Strategic and business development leadership of two global high-tech, photonics related manufacturing organizations
•	Prior leadership experience in new product and new technology development
•	MBA in Management and Bachelor of Science in Aerospace Engineering
•	Chairman of the Company’s Compensation Committee

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Jan M. Winston

•	Extensive background in high technology sector and over 35 years with IBM in a variety of managerial and executive positions primarily in the development of new computer systems and new software products such as the personal computer and speech recognition software
•	Diverse experience gained through senior level roles in the areas of product development, marketing, finance, planning and strategy, including general management and profit and loss responsibilities in both the domestic and international area
•	AB degree from Princeton University and attendance at the Columbia Graduate School of Business Administration
•	Experience as a management consultant serving clients such as IBM, as well as smaller manufacturing organizations, covering various projects such as product management, strategic and financial planning, and management systems
•	Served as Chairman of the Audit Committee, Chairman of the Compensation Committee and is the current Chairman of the Board

The Board of Directors unanimously recommends that you vote FOR the election of the Board’s nominees for Class I director: Dennis Romano and N.E. Rick Strandlund

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF O’Connor Davies, LLP served as the Company’s independent registered public accounting firm since December 13, 2017, and has been appointed by the Company’s Audit Committee to serve as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2020.

The Company’s Audit Committee has the responsibility to select, retain and oversee the work of outside auditors and, when appropriate, to replace the outside auditors. Stockholder ratification of the appointment of PKG O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 is not required by law or by the Company’s Certificate of Incorporation or by-laws. However, the Board of Directors is submitting the selection of PKF O’Connor Davies, LLP to the Company’s stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Company will reconsider whether or not to retain that firm. Even if the selection is ratified, the Company may appoint a different independent registered public accounting firm during the year if the Audit Committee of the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends that you vote FOR the proposal to ratify the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

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PROPOSAL THREE

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is asking shareholders to approve an advisory resolution on our named executive officer compensation as disclosed in this Proxy Statement. Our Compensation Committee has structured our executive compensation program to attract, motivate and retain highly qualified employees, to align our executives’ interests with those of our shareholders and to provide our executives with certain additional compensation when superior financial results are achieved. The Compensation Committee and the Board of Directors believe that our compensation policies and procedures are effective in achieving our goals.

The Board of Directors is urging shareholders to read the “Executive Compensation” section of this Proxy Statement beginning on page 18 of this Proxy Statement, which includes the “Summary Compensation Table” and other related compensation tables, notes and narrative related to the compensation of our named executive officers.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act and Section 14A of the Exchange Act, as amended, and as a matter of good corporate governance, the Board of Directors is asking shareholders to approve the following resolution at the 2020 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Inrad Optics, Inc. (the “Company”) approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC (which includes the Executive Compensation section, the Summary Compensation Table and related narrative discussion).

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on the Board of Directors or the Compensation Committee, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future decisions regarding our named executive compensation program. The next such advisory vote on named executive officer compensation will occur at the Company’s 2021 Annual Meeting of Shareholders.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL FOUR

APPROVAL OF THE INRAD OPTICS, INC.

2020 EQUITY COMPENSATION PROGRAM

On February 12, 2020, the Board of Directors of the Company (the “Board”) adopted the Inrad Optics, Inc. 2020 Equity Compensation Program (the “Program”), subject to shareholder approval. The Company has outstanding awards under the 2010 Equity Compensation Program (the “2010 Program”), which expired by its terms on March 23, 2020 such that no further awards may be made under the 2010 Program following that date. The Company had reserved 4,000,000 shares of the Company’s Common Stock for issuance under the 2010 Program. As of March 23, 2020, there were 2,859,233 shares that remained available for issuance under the 2010 Program. Approval of the Program is intended to ensure that the Company has a new replacement equity compensation program under which it can continue to provide stock options at levels determined appropriate by the Compensation Committee of the Board. The following is a brief description of the material features of the Program. Such description is qualified in its entirety by reference to the Program, a copy of which is set forth as Exhibit A to this Proxy Statement.

PURPOSE

The purpose of the Program is to help attract and retain superior directors, officers, employees and consultants of the Company and its subsidiaries and to encourage them to devote their abilities and industry to the success of the Company.

SHARES AND INCENTIVES AVAILABLE UNDER THE PROGRAM

The Program provides for grants of options, stock appreciation rights, and restricted stock awards (collectively, the “Awards”). An aggregate of 4,000,000 shares of Common Stock are authorized for issuance under the Program, which amount will be proportionately adjusted in the event of certain changes in the Company’s capitalization, a merger, or a similar transaction. If any of the options (including incentive stock options) or stock appreciation rights granted under the Program expire or terminate for any reason before they have been exercised in full, the unissued shares subject to those expired or terminated options and/or stock appreciation rights shall again be available for purposes of the Program.  If the conditions associated with the grant of any restricted shares or restricted stock units are not satisfied within the time period required by the Award, the shares associated with such Award shall again be available for purposes of the Program. Such shares may be authorized and unissued shares or treasury shares. As of April 28, 2020, the closing sale price per share of the Common Stock on the OTC Bulletin Board was $1.46.

ELIGIBILITY

Persons eligible to receive Awards under the Program are all directors, officers, employees and consultants of the Company and its subsidiaries and any person who has agreed to become an employee or consultant of the Company or any subsidiary of the Company. As of April 28, 2020, the Company and its subsidiaries had a total of 58 employees, including four executive officers, five non-employee directors, no consultants, other advisors, or other individual service providers. As of April 28, 2020, no person is eligible to participate as a result of agreeing to become an employee or consultant of the Company or any subsidiary. As awards under the Program are within the discretion of the Program Administrator, the Company cannot determine how many individuals in each of the categories described above will receive Awards.

DETERMINATION OF ELIGIBILITY; ADMINISTRATION OF THE PROGRAM

The Program will be administered by the Board or by a committee appointed by the Board (the “Committee”), which, except as otherwise determined by the Board, will consist solely of two or more directors each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Within the scope of its authority, the Board or Committee may delegate to a committee of one or members of the Board who are not non-employee directors the authority to grant Awards under the Program to eligible persons who are not then subject to Section 16 of the Exchange Act. When acting to administer the Program, the Board or the Committee is referred to as the “Program Administrator.”

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The Program Administrator has full discretion and authority to: (a) interpret the Program; (b) define its terms; (c) prescribe, amend and rescind rules and regulations relating to the Program; (d) select eligible individuals to receive the Awards; (e) determine when the Awards shall be granted under the Program; (f) determine the type, number, and terms and conditions of the Awards to be granted and the number of shares of stock to which Awards will relate; and (g) make all other determinations that may be necessary or advisable for the administration of the Program.

Any action of the Program Administrator is final, conclusive and binding on all participants in the Program and on their legal representatives, heirs and beneficiaries. The Program provides that members of the Board or the Committee acting as the Program Administrator will not be liable for any act or determination taken or made in good faith in their capacities as such members and will be fully indemnified by the Company with respect to such acts and determinations.

TYPES OF AWARDS

The Program is comprised of four parts: (i) the Incentive Stock Option Plan (“Incentive Plan”), (ii) the Supplemental Stock Option Plan (“Supplemental Plan”), (iii) the Stock Appreciation Rights Plan (“SAR Plan”), and (iv) the Restricted Stock Award Plan.

INCENTIVE PLAN. The Company intends that options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code. The Program Administrator may grant ISOs to purchase Common Stock to any employee of the Company or its subsidiaries. These options shall expire on the date determined by the Program Administrator, but they shall not expire later than 10 years from the date the options are granted. Any ISO granted to any person who owns more than 10% of the combined voting power of all classes of stock of the Company or any of its subsidiaries shall expire no later than 5 years from the date it was granted.

The exercise price of ISOs may not be less than the fair market value of the Company’s Common Stock on the date of grant. However, the exercise price of an ISO granted to a 10% or more stockholder may not be less than 110% of the fair market value of the Company’s Common Stock on the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

SUPPLEMENTAL PLAN. Options granted under this Supplemental Plan shall not be ISOs as defined in Section 422 of the Code. The Program Administrator may grant supplemental stock options to eligible participants in the Program. These options shall expire on the date determined by the Program Administrator, but they shall not expire later than 10 years from the date the options are granted. The exercise price of supplemental stock options may not be less than the fair market value of the Company’s Common Stock on the date of grant unless the Award otherwise complies with Section 409A of the Internal Revenue Code or is exempt from Section 409A.

SAR PLAN. The Program Administrator may grant stock appreciation rights (“SARs”) to eligible participants in the Program. These SARs may be granted either together with supplemental stock options or ISOs (“Tandem Options”) or as naked stock appreciation rights (“Naked Rights”). Tandem Options entitle the holder to receive from the Company an amount equal to the fair market value of the shares of Common Stock which the recipient would have been entitled to purchase on that date upon the surrender of the unexpired option, less the amount the recipient would have been required to pay to purchase the shares upon the exercise of the option. Naked Rights entitle the holder to receive the excess of fair market value of those rights on the exercise date over the fair market value of those rights when they are granted. Payments to recipients who exercise SARs may be made, at the discretion of the Program Administrator, in cash or by Company check, in shares of Common Stock with a fair market value equal to the amount of payment, or any combination of these totaling the payment amount.

RESTRICTED STOCK AWARD PLAN. The Program Administrator may grant restricted shares of Common Stock to eligible participants in the Program.   In addition, the Company may grant to eligible participants the right to receive shares of Common Stock after certain vesting requirements are met (“restricted stock units”).  Each grant of restricted shares or restricted stock units confers upon the recipient the right to receive a specified number of shares of Common Stock of the Company contingent upon the achievement of specified performance objectives within a specified period and/or the recipient’s continued employment with or service to the Company for a specified period.

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EXERCISE

Options may be exercised by providing written notice to the Company, specifying the number of shares to be purchased and accompanied by payment for such shares, and otherwise in accordance with the applicable option agreement. Payment may be made in cash, other shares of Common Stock or by a combination of cash and shares. The Program Administrator may also permit cashless exercises pursuant to procedures approved by the Program Administrator.

VESTING OF OPTIONS

Unless otherwise provided by the Program Administrator at the time of grant or acceleration, stock options vest in 3 equal annual installments, with the initial one-third vesting 12 months after the date of grant.

TRANSFERABILITY OF AWARDS

Grants of stock options and other Awards are generally not transferable except by will or by the laws of descent and distribution, except that the Program Administrator may, in its discretion, permit transfers of supplemental stock options and/or stock appreciation rights granted in tandem with such options for estate planning or other purposes subject to any applicable restrictions under federal securities laws. Common Stock which represents restricted shares or restricted stock units prior to the satisfaction of the stated conditions may not be sold, pledged, assigned or transferred in any manner.

AWARD LIMITATIONS

The maximum number of shares of Common Stock subject to options, separately exercisable stock appreciation rights or other Awards that an individual may receive in any calendar year is 500,000.

ACCELERATION OF VESTING; CHANGE IN CONTROL

The Program Administrator may, in its discretion, accelerate the exercisability of any option or stock appreciation right or provide that all restrictions and risks of forfeiture pertaining to restricted shares and restricted stock units shall lapse upon the occurrence of a “change in control” of the Company. Each of the following constitutes a change in control under the Program: (i) the consummation of a merger or consolidation where the Company is not the surviving Company or in which the Company’s shareholders before the transaction do not own 50% or more of the common stock of the surviving corporation immediately after the transaction; (ii) the sale or other disposition of all or substantially all of the assets of the Company; (iii) shareholder approval for a complete liquidation or dissolution of the Company; (iv) a purchase by a “person” within the meaning of Sections 13(d) of the Securities Exchange Act of 1934, as amended, by a corporation or by any other entity of any voting securities of the Company pursuant to a tender offer or exchange offer, unless the Board previously determined that such purchase would not be deemed a Change in Control for purposes of the Program; (v) a purchase by a person, corporation or other entity of beneficial ownership of at least 50% of the Company’s voting securities, unless the Board previously determined that such purchase would not be deemed a Change in Control for purposes of the Program; or (vi) if the individuals who were members of the Board when the Program was adopted (the “Original Directors”), who are thereafter elected to the Board and whose election, or nomination for election, to the Board was approved by the Original Directors then still in office (“Additional Original Directors”), and who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

If a change in control occurs pursuant to a merger or consolidation or sale of assets as described above, then each outstanding Award shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board to be the successor corporation unless the successor does not so agree at least 15 days prior to the merger, consolidation or sale of assets. In that instance, each Award shall be deemed to be fully vested and exercisable and the restrictions or conditions associated with each restricted stock award and restricted stock unit award not so assumed or substituted shall immediately lapse or be deemed satisfied immediately prior to the merger or consolidation or sale of assets and the shares of Common Stock associated with such restricted stock award or restricted stock unit award shall be issued and delivered to the recipient of such Award.

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SUBSTITUTE OPTIONS

In the event that the Company, directly or indirectly, acquires another entity, the Program Administrator may authorize the issuance of stock options (“substitute options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Program Administrator shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a substitute option that is intended to be an incentive stock option within the meaning of Section 422 of the Code.  Shares of Common Stock underlying substitute stock options shall not constitute shares of Common Stock issued pursuant to the Program for any purpose.

TERMINATION, RESCISSION AND RECAPTURE OF AWARDS

In the event the recipient of an Award engages in certain specified activities, either during employment or service with the Company or after service with the Company terminates for any reason, the recipient is considered to have acted contrary to the long-term interests of the Company, and the Company may terminate any outstanding, unexercised, unexpired or unpaid Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the recipient’s sale of shares of Common Stock issued pursuant to the Award (“Recapture”), if the recipient does not comply with certain conditions.  Such specified activities include, but are not limited to, (i) disclosure by the recipient to anyone outside the Company of any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the recipient and the Company with regard to any such proprietary or confidential information or material; (ii) assisting any organization that is or is working to become competitive with the Company; (iii) solicitation of non-administrative employees of the Company to terminate employment with the Company; (iv) engaging in activities which are materially prejudicial to or in conflict with the interests of the Company.

RECOUPMENT OF AWARDS

The Program Administrator may require that each recipient agree to reimburse the Company for all or any portion of any Awards granted under the Program (“Reimbursement”) if (i) the granting vesting or payment of such Award (or portion thereof) was predicated upon the achievement of certain financial results, (ii) the recipient either benefited from a calculation that later proved to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for a financial restatement by the Company or any material Subsidiary; or (iii) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in (ii) above.  In each such instance, the Program Administrator will require Reimbursement, Termination, or Rescission of, or Reimbursement relating to, any such Award granted to a recipient, plus a reasonable rate of interest.

EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR OR CONSULTANT

Except as otherwise provided in any agreement evidencing an Award or option:

(a)	in the event that a participant’s employment or service with the Company is terminated for “cause,” any outstanding options and Awards of such participant shall terminate immediately;

(b)	in the event that a participant’s employment or service with the Company terminates due to death or disability (within the meaning of Section 22(e)(3) of the Code), all options and stock appreciation rights of such participant (other than Naked Rights) will lapse unless exercised, to the extent exercisable at the date of termination, within one year following such date of termination, all restricted share and restricted stock unit awards for which all conditions of the Award have been satisfied (other than continued employment or status as a consultant) shall be paid in full (any remaining Awards of such participant will be forfeited), and all Naked Rights shall be fully paid by the Company as of the date of death or disability; and

(c)	in the event that a participant’s employment or service with the Company terminates for any other reason: (i) any outstanding options and Awards (other than Naked Rights) shall be exercisable, to the extent exercisable on the date of termination, for a period of 90 days after the date of such termination if the recipient resigned, and 12 months after the date of such termination if it was an involuntary termination other than for cause; (ii) all Naked Rights not payable on the date of termination shall terminate immediately; and (iii) restricted share and restricted stock unit awards shall terminate immediately unless the conditions of the Award have been satisfied.

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AMENDMENT, SUSPENSION OR TERMINATION OF THE PROGRAM

The Program will terminate on the day preceding the tenth anniversary of its adoption, unless sooner terminated by the Board. Prior to that date, the Program Administrator may amend, modify, suspend or terminate the Program, provided, however, that (a) stockholder approval is obtained when required by law, and (b) no such amendment, modification, suspension or termination by the Program Administrator shall adversely affect the rights of participants, without their consent, under any outstanding Award.

OTHER INFORMATION

A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided because the grant of options and other awards under the Plan is discretionary, and we cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group. However, please refer to “Executive Compensation” in this Proxy Statement, which provides information on the grants made in the previous fiscal year, and please refer to the description of grants made to our non-employee directors in the last previous year under the heading “Compensation of Directors” in this Proxy Statement.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS AND AWARDS

BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. PARTICIPANTS OF THE PROGRAM ARE ADVISED TO CONSULT THEIR OWN PERSONAL TAX ADVISORS. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

ISOs. In general, an optionee granted an ISO will not recognize taxable income upon the grant or the exercise of the ISO (assuming the ISO continues to qualify as such at the time of exercise). The excess of the fair market value of shares of Common Stock received upon exercise of the ISO over the exercise price is, however, a tax preference item which can result in imposition of the alternative minimum tax. The optionee’s “tax basis” in the shares of Common Stock acquired upon exercise of the ISO generally will be equal to the exercise price paid by the optionee, except in the case in which the optionee pays the exercise price by delivery of the shares of Common Stock otherwise owned by the optionee (as discussed below).

If the shares acquired upon the exercise of an ISO are held by the optionee for the “ISO holding period” of at least two years after the date of grant and one year after the date of exercise, the optionee will recognize long-term capital gain or loss upon the sale of the ISO Shares equal to the amount realized upon such sale minus the optionee’s tax basis in the shares, and such optionee will not recognize any taxable ordinary income with respect to the ISO. As a general rule, if an optionee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a “disqualifying disposition”), the gain recognized on the disposition will be taxed as ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the optionee’s tax basis in the shares, or (ii) the amount realized upon the disposition minus the optionee’s tax basis in the shares. If the amount realized upon a disqualifying disposition is greater than the amount treated as ordinary income, the excess amount will be treated as capital gain for federal income tax purposes. Certain transactions are not considered disqualifying dispositions including certain exchanges, transfers resulting from the optionee’s death, and pledges and hypothecations of ISO Shares.

In general, if an optionee, in exercising an incentive stock option, tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender.  However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

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SUPPLEMENTAL STOCK OPTION PLAN. No income will be recognized to the optionee at the time of the grant of an option, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of a supplemental stock option, the optionee will be subject to ordinary income tax equal to the excess of the fair market value of the stock on the exercise date over the exercise price. The Company will be entitled to a tax deduction in an amount equal to the ordinary income realized by the optionee. If shares acquired upon such exercise are held for more than one year before disposition, any gain on disposition of such shares will be treated as long-term capital gain.

STOCK APPRECIATION RIGHT. Neither the holder of a Tandem Option nor the holder of a Naked SAR will be deemed to receive any income at the time a SAR is granted. When any part of a SAR is exercised, the optionee will be deemed to have received ordinary income on the exercise date in an amount equal to the sum of the fair market value of shares and cash received. The Company will be entitled to a corporate income tax deduction in an equal amount. Income recognized by an optionee upon the exercise of a SAR will be subject to federal withholding taxes.

RESTRICTED STOCK AWARDS.  Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award.  At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time.  If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time.  If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

RESTRICTED STOCK UNIT AWARDS.  The recipient of a restricted stock unit will recognize ordinary income as and when the units vest and the shares of our Common Stock are issued.  The amount of the income will be equal to the fair market value of the shares of our Common Stock issued at that time, and our Company will be entitled to a corresponding deduction.  The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such Award.

COMPENSATION DEDUCTION LIMITATION. Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our Program Administrator intends to consider the potential impact of Section 162(m) on grants made under the Program, but reserve the right to approve grants of options and other Awards for an executive officer that exceeds the deduction limit of Section 162(m).

WITHHOLDING. If the Company determines that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is required as a condition of, or in any connection with, the exercise or delivery or purchase of shares pursuant to the exercise of any option, stock appreciation right or performance share under the Program, then the exercise of the option, stock appreciation right or performance share shall not be effective unless the withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon is required for approval of Proposal Four. If the stockholders do not vote for approval, since the 2010 Program has expired in March 2020, no plan will be in place for an equity compensation program. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the approval of the Program.

The Board of Directors unanimously recommends that you vote FOR the proposal to approve the Company’s 2020 Equity Compensation Program.

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COMPENSATION OF DIRECTORS

Compensation for non-employee directors consists of two components: cash (i.e. meeting attendance fees, retainer and cash bonuses) and awards under the Company’s 2010 Equity Compensation Program (the “Program”). Under the Program, stock option grants and restricted stock unit grants may be made by the Compensation Committee which serves as the Program Administrator. Equity-based grants are intended to align the interests of the Company’s directors with that of other shareholders. The Company does not require its directors to own stock.

Fees paid to non-employee directors were $500 during fiscal year 2019 for each board or committee meeting attended in person, and $250 for each meeting in which they participated via telephone.

In addition, each non-employee director is paid an annual retainer fee, in quarterly installments. For 2019, the annual retainer was $15,000 for the Chairman and $10,000 for each of the other outside directors.

The Company provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

Directors, who are also employees of the Company, do not receive any additional fees for such services.

The table that follows provides information on components of non-employee director compensation in 2019.

	Fees earned or paid in cash	Option Awards (1)	Total
Name	$	$	$
William Foote	13,500	6,800	20,300
Luke P. LaValle, Jr.	14,000	6,800	20,800
N.E. Rick Strandlund	14,000	6,800	20,800
Luke P. LaValle, Jr.	14,000	6,800	20,800
Jan M. Winston	19,000	6,800	25,800

(1)	The value of stock option awards is computed in accordance with FASB ASC Topic 718. These amounts reflect the aggregate grant date fair value of the awards. The Company granted 10,000 stock options with an exercise price of $0.71 per share to each of the directors on February 27, 2019. The stock options had a fair value of approximately $0.68 per share on the grant date. The number of stock options which vested in 2019 to each non-employee director was as follows: William J. Foote, 21,666; Luke P. LaValle, Jr., 9,999; Dennis G. Romano, 9,999; N.E. Rick Strandlund, 9,999 and Jan M. Winston, 9,999. As of December 31, 2019, the aggregate number of option awards outstanding for each non-employee director then serving as a director was as follows: William J. Foote, 84,266; Luke P. LaValle, Jr., 70,000; Dennis G. Romano, 70,000; N.E. Rick Strandlund, 70,000; and Jan M. Winston, 70,000.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Composition of the Board

The Board of Directors in 2019 consisted of four independent directors, the Company’s President and CEO, Amy Eskilson and William J. Foote, former Chief Financial Officer, Chief Accounting Officer and Secretary who was unanimously elected to the Board on October 18, 2017. Mr. Foote retired as Chief Financial Officer as of October 1, 2018, and Chief Accounting Officer as of February 8, 2019, and will continue to serve as a member of the Board.

The Board of Directors has determined that each of its four outside directors, Mr. Luke P. LaValle, Jr., Mr. Dennis G. Romano, Mr. N.E. Rick Strandlund and Mr. Jan M. Winston has no material relationship with the Company (other than as director) and is therefore “independent” within the meaning of the current listing standards of the Nasdaq Stock Market and applicable SEC rules. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company. The Board of Directors considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. When assessing the “materiality” of a director’s relationship with the Company, the Board of Directors considers all relevant facts and circumstances not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to whom the director is related and organizations with which the director is affiliated. Although Mr. Foote is no longer employed by the Company, he continues to serve on the Board and is therefore not independent.

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Ms. Eskilson does not serve on any Committees of the Board. Mr. Jan M. Winston served as Chairman of the Board during the year. The Board met 11 times during fiscal year 2019, including six meetings by telephone. Board members are encouraged, but not required by any specific Board policy, to attend the Company’s Annual Meeting.

All six Board members, then in office, were in attendance at the 2019 Annual Meeting. During 2019, each non-employee director of the Company was also a member of each Committee of the Board of Directors, except for Mr. Foote who is not independent and therefore does not service on the Audit Committee, and each Board member attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees).

The by-laws of the Company provide for a range of no less than four and no more than six directors.

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.

Currently, Mr. Winston serves as the Chairman of the Board and Ms. Eskilson serves as a director and Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of Mr. Winston’s skills and experience, including more than 19 years as a director of the Company.

Board’s Role in the Oversight of Risk Management

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company’s risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company, and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Audit Committee has been designated to take the lead in overseeing risk management at the Board level. Accordingly, the Audit Committee schedules time for periodic review of risk management, in addition to its other duties. In this role, the Audit Committee receives reports from management and other advisors, and strives to generate serious and thoughtful attention to the Company’s risk management process and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks.

Although the Board’s primary risk oversight has been assigned to the Audit Committee, the full Board also periodically receives information about the Company’s risk management system and the most significant risks that the Company faces. This is principally accomplished through Audit Committee reports to the Board and summary versions of the briefings provided by management and advisors to the Committee.

In addition, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company. As a result, the Board and Audit Committee periodically ask the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

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Audit Committee

The Company has a separately designated standing Audit Committee. Luke P. LaValle, Jr. has served as the Audit Committee Chairman since assuming the role in December 2006. The three other members of the Audit Committee are Messrs. Romano, Strandlund and Winston. The Board of Directors has determined that the members of the Audit Committee each satisfy the requirements for independence under applicable SEC rules, as well as the independence standards of the NASDAQ Stock Market. In 2019, the Audit Committee was comprised of all independent outside directors throughout the year. The Audit Committee is empowered by the Board of Directors to, among other things, serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system, review and appraise the audit efforts of the Company’s independent accountants, assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues, and provide an open avenue of communication among the independent accountants, financial and senior management, and the Company’s Board of Directors. The Audit Committee has adopted a written charter approved by the Board, a copy of which is available on our website at www.inradoptics.com.

The Audit Committee met four times during 2019 with all members in attendance at all of the meetings.

Audit Committee Financial Expert

The Board of Directors of the Company has determined that Mr. LaValle is an “audit committee financial expert” as such term is defined under applicable SEC rules.

Compensation Committee

The Compensation Committee is comprised of all outside directors, and is responsible for establishing appropriate salaries and bonuses for all executive officers and senior management of the Company. N.E. Rick Strandlund has served as the Chairman of the Compensation Committee since his appointment in May 2009. Messrs. Foote, LaValle, Romano, and Winston are also members of the Compensation Committee.

The Compensation Committee has the responsibility of granting equity-based incentive compensation (i.e. stock options and grants of restricted stock units) to eligible employees including the executive officers, and to its directors. The Compensation Committee duties also include administering and interpreting the Company’s 2010 Equity Compensation Program (“the Stock Compensation Plan”). The duties relating to the Company’s Stock Compensation Plan include selecting from eligible employees those persons to whom awards will be granted and determining the type of award, the number of shares to be included in each award, any restrictions for some or all of the shares subject to the award and the award price. The Compensation Committee reviews and approves all matters regarding the compensation of the executive officers and other executives of the Company. The Compensation Committee has no charter.

The Compensation Committee has the authority to hire independent advisors to help fulfill its duties. No independent advisors were hired in 2019.

The Compensation Committee held one meeting during 2019 to review and establish compensation policy for the year with all members in attendance at all of the meetings.

Nominating Committee

During 2019, the Nominating Committee was comprised of all outside directors. The Nominating Committee met once during the year with all members in attendance. The Committee strives to compose the Board of Directors with a collection of individuals who bring a variety of complementary skills which, as a group, will possess the appropriate skills and experience to oversee the Company’s business. Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominating Committee has adopted a written charter approved by the Board, a copy of which is available on our website at www.inradoptics.com.

Mr. Dennis Romano has served as Chairman of the Nominating Committee since his appointment by the Board of Directors on January 18, 2012. The other four members of the Nominating Committee are Messrs. Foote, LaValle, Strandlund, and Winston.

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Procedures for Considering Nominations Made by Stockholders

The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate satisfies the criteria established by the Nominating Committee, as described below:

Qualifications

The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;
•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;
•	must have a reputation in the Company’s industry, for honesty and ethical conduct;
•	must have a working knowledge of the types of responsibilities expected of members of a board of directors of a public corporation; and
•	must have experience, either as a member of the board of directors of another public or private company or in another capacity that demonstrates the nominee’s capacity to serve in a fiduciary position

Identification and Evaluation of Candidates for the Board

Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;
•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and
•	a personal interview of the candidate;

together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations

In connection with the 2020 Annual Meeting of Shareholders, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Common Stock for at least one year.

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Communication with the Board

The Board has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to the Company’s Secretary and should be sent to such individual c/o the Company at its principal place of business at 181 Legrand Ave, Northvale, NJ 07647. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Under the procedures established by the Board, upon the Secretary’s receipt of such communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers of the Registrant

The following table sets forth the name and age of each executive officer of the Company, the period during which each such person has served as an executive officer and the current position with the Company held by each such person:

Executives Officers of the Registrant
Name	Age	Since	Position with the Company
Amy Eskilson	59	2012	President and Chief Executive Officer
Theresa A. Balog	58	2019	Chief Financial Officer, Corporate Secretary and Treasuer
Thomas A. Caughey	71	2011	Vice President of Product Development
George Murray	56	2013	Vice President of Sales and Marketing

Amy Eskilson joined the Company on February 2011, as Vice President of Sales and Marketing and was appointed an officer on March 2011. She has held the position of President and CEO since October 2012. From 2001 to 2011, she served as Director of Business Development for Thorlabs, Inc., a photonic tool catalog company.  In this role Ms. Eskilson coordinated a team responsible for eight acquisitions.  She fostered the development of multiple partner companies and executed both technology transfers and IP license agreements. Prior to that, she was the inside sales and technical support manager for Thorlabs and served in various marketing roles beginning in 1992. Ms. Eskilson was involved as a founding member in several private photonic companies including Nova Phase, Inc., Menlo Systems, Inc. and Idesta Quantum Electronics where she also served on the Board of Directors. She received her BA in Communications in 1985 from Montclair State University.

Theresa A. Balog joined Inrad Optics in May 2019, and was elected Chief Financial Officer, Corporate Secretary and Treasurer in June 2019. Ms. Balog has previously served as Chief Financial Officer for Clear Align, LLC and MakerBot Industries, Vice President and Global Controller and Chief Accounting Officer for VWR International, Executive Director for MSCI, Inc., and Vice President and Controller for KeySpan Energy. She has also held a number of positions with Columbia Energy Group and served as a on the board of SBLI USA. Ms. Balog is a Certified Public Accountant and holds masters’ degrees from Wilmington University (HR Management) and the University of Delaware (Accounting) and a BBA from St. Mary’s College.

Thomas A. Caughey has been with the Company since 1978. He was appointed an officer in March 2011 and serves as Vice-President of Product Development, a position he has held for more than 16 years. His current role has focused on development of systems involving non-linear crystals, and advances in the development of individual crystal components that the company manufactures. Previously, he was a research associate at Texas Tech University, working in the area of picosecond spectroscopy of chemical reactions. Mr. Caughey holds a Doctorate in physical chemistry from the University of Wisconsin – Madison and an undergraduate degree in chemistry from the University of Michigan – Ann Arbor.

George Murray assumed the role of Vice President of Sales and Marketing in January 2013 and was appointed an officer at that time. He joined the Company as Sales Manager, West Region in March 2010. Previously, he spent a number of years with Axsys Technologies Imaging Systems, a developer, manufacturer and distributor of optical systems for the aerospace, defense, semiconductor, medical and graphic arts industries. In addition, he held increasingly responsible roles in applications engineering, product marketing and sales management, including international sales, with Photon Dynamics, a provider of inspection systems to the automotive, electronics and semiconductor industries. He also held sales engineer, product marketing manager and system engineer roles with the Gerber group of Companies, a provider of inspection and imaging systems and CAD CAM software. Mr. Murray holds an MBA from Rensselaer Polytechnic Institute and a B.S., Mechanical Engineering from the University of Connecticut.

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Each of the executive officers has been elected by the Board of Directors to serve as an officer of the Company until the next election of officers, as provided by the Company’s by-laws.

Executive Compensation

The following Summary Compensation Table sets forth, for the years ended December 31, 2019 and 2018, the compensation paid by the Company and its Subsidiaries, with respect to the Company’s Chief Executive Officer and two other highest paid executives.

Summary Compensation Table

		Salary	Bonus	Option Awards	Stock Awards	All Other Compensation	Total
Name & Principal Position	Year	$	$	$(1)(2)	$	$(3)	$
Amy Eskilson	2019	196,148	-	27,200	-	8,100	231,448
President & CEO	2018	180,003	-	39,200	-	8,100	227,303

George Murray	2019	147,893	-	13,600	-	6,255	167,748
Vice President, Sales & Marketing	2018	139,006	-	19,600	-	6,255	164,861

Thomas Caughey	2019	123,372	-	10,200	-	5,243	138,815
Vice President, Research & Development	2018	116,501	-	9,800	-	5,243	131,544

(1)	The aggregate grant date fair value of option awards and stock awards are computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. The valuation is based on the assumptions set forth in note 9 to our Consolidated Financial Statements filed on March 30, 2020, with the Securities and Exchange Commission in our annual report on Form 10-K.

(2)	On February 27, 2019, stock options with an exercise price of $0.71 per share and a fair value of $0.68 per share were granted to each of Ms. Eskilson (40,000 stock options), Mr. Murray (20,000 stock options) and Mr. Caughey (15,000 stock options). On July 3, 2018, the Company granted stock options with an exercise price of $1.00 per share and a fair value of $0.98 per share to each of Ms. Eskilson (40,000 stock options), Mr. Murray (15,000 stock options) and Mr. Caughey (10,000). All stock options granted in 2019 and 2018 have a ten year term and vest over three years, one-third each year upon the anniversary of the grant. The amounts reflect the aggregate grant date fair value of each award.

(3)	All Other Compensation includes the fair value of Company stock contributed in 2019 and 2018 as a match to the Company’s Section 401(k) Plan for individual executive contributions to the Plan in the 2018 and 2017 Plan years, respectively. This amounted to $8,100 for Ms. Eskilson, $6,255 for Mr. Murray, and $5,243 for Mr. Caughey, respectively.

Employment Agreements

The Company has not entered into any employment agreement with any of Ms. Eskilson, Mr. Caughey or Mr. Murray.

Outstanding Equity-Based Awards at Fiscal Year-End

The following table provides information pertaining to vested and non-vested stock options held by each of the executive officers named in the Summary Compensation Table as of December 31, 2019.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards (1)
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price $	Option Expiration Date
Amy Eskilson	-	40,000	0.71	02/27/29
President & CEO	13,333	26,667	1.00	07/03/28
	26,667	13,333	0.57	01/18/27
	40,000		0.35	02/22/26
	25,000		0.19	01/13/25
	20,000		0.27	01/21/24
	30,000		0.50	09/12/22
	6,300		0.95	12/21/21
Total	161,300	80,000

Thomas Caughey	-	15,000	0.71	02/27/29
Vice President, Research & Development	3,333	6,667	1.00	07/03/28
	1,667	-	0.35	02/22/26
	6,300	-	0.95	12/21/21
	3,400	-	0.98	03/24/21
Total	14,700	21,667

George Murray	-	20,000	0.71	02/27/29
Vice President, Sales & Marketing	6,667	13,333	1.00	07/03/28
	10,000	5,000	0.57	01/18/27
	15,000	-	0.35	02/22/26
	20,000	-	0.19	01/13/25
	6,000	-	0.27	01/21/24
	15,000	-	0.50	09/12/22
	3,400	-	0.95	12/21/21
	3,400	-	0.98	03/04/21
	5,000	-	1.00	03/29/20
Total	84,467	38,333

(1)	Options have a ten year term and vest over three years, one third each year upon each anniversary of the grant.

Equity Compensation Plan Information

The following table give the information about the Company’s Common Stock that may be issued upon the exercise of options, warrants, and rights under the Company’s 2000 Equity Compensation Program and the 2010 Equity Compensation Plan, as of December 31, 2019. These Plans were the Company’s only equity compensation Plans in existence as of December 31, 2019.

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	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Shareholders (1)	1,147,267	$0.63	2,859,233
Equity Compensation Plans Not Approved by Shareholders	-	$-	-
Total	1,147,267	$0.63	2,859,233

(1)	The 2000 Equity Compensation Program expired on June 2, 2010, but each outstanding option, warrant and right granted under the Program shall expire on the date determined under the terms of the original award, which in no event, shall exceed 10 years. The 2010 Equity Compensation Program was adopted by the Company’s shareholders at the Annual Meeting held on June 2, 2010. Under this Program, an aggregate of up to 4,000,000 shares of common stock may be granted. As of December 31, 2019, there was a total of 6,500 options outstanding under the 2000 Plan and 1,140,767 options outstanding under the 2010 Plan. In 2019, 84,041 stock options expired or were forfeited under the 2000 Plan. Under the 2010 Equity Compensation Plan, a total of 200,000 stock options were awarded to employees and directors, and a total of 26,900 stock options were forfeited in 2018. No stock options were exercised under the 2010 Equity Compensation Plan in 2019.

Certain Relationships and Related Party Transactions

The documented ethics policies of the Company restrict certain types of related party transactions between the Company and its directors, officers, and employees of the Company. Specifically, compensation for services provided by directors, officers, and employees to the Company may not be through any source but the Company. The Company’s policies do permit related parties to participate in financial transactions, limited to financing via debt or equity. In such instances, the Company has an informal policy of requiring that the terms of such financing, including but not limited to interest rates and fees, are at least equal to or better than the terms obtainable via financing from other sources. The Audit Committee is responsible for the review and approval of all related party transactions.

In April 2018, the maturity date of a $1,500,000 Subordinated Convertible Promissory Note issued in favor of Clarex Limited (“Clarex”), a major shareholder and debt holder, was extended to April 1, 2021. The note was originally issued on October 31, 2003, and bears interest at 6%. Interest accrues yearly, is payable on maturity of the note and, along with principal, may be converted into securities of the Company as follows: the Note is convertible in the aggregate into 1,500,000 units with each unit consisting of one share of common stock and one warrant. Each warrant allows the holder to acquire 0.75 shares of common stock at a price of $1.35 per share. The expiration date of the warrants under the conversion terms has been extended to April 1, 2024.

In addition, in April 2018, the maturity date of a $1,000,000 Subordinated Convertible Promissory Note issued in favor of Welland Limited, an affiliate of Clarex, bearing interest at 6% was extended to April 1, 2021. The note was originally issued on December 31, 2002. Interest accrues yearly, is payable on maturity of the note and, along with principal, may be converted into securities of the Company as follows: the Note is convertible in the aggregate into 1,000,000 units with each unit consisting of one share of common stock and one warrant. Each warrant allows the holder to acquire 0.75 shares of common stock at a price of $1.35 per share. The expiration date of the warrants under the conversion terms has been extended to April 1, 2024.

No payments against the total principal of $2,500,000 have been made. In 2019, the Company paid a total of $112,500 in interest on the outstanding Subordinated Convertible Notes described above. Accrued interest on the notes amounted to $112,500 as of December 31, 2019.

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Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions). A copy of such Code of Ethics is available on the Company website at www.inradoptics.com and will be made available without charge and upon written request addressed to the attention of the Secretary of the Company and mailed to the Company’s principal executive offices, 181 Legrand Avenue, Northvale, NJ 07647. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver, including any implicit waiver from a provision of the Code of Ethics to its directors or executive officers, the Company will disclose the nature of such amendments or waiver in its website or in a current report on Form 8-K.

Relationship with Independent Public Accountants

PKF O’Connor Davies LLP, (the “Auditors”) independent registered public accountants, has been selected by the Audit Committee to examine and report on the financial statements of the Company for the fiscal year ending December 31, 2020.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Inrad Optics, Inc., 181 Legrand Avenue, Northvale, New Jersey 07647, Attn.: Secretary, or by phone at (201) 767-1910. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Principal Accounting Fees and Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

Audit Fees.

Audit fees billed or expected to be billed by the Company’s principal accountant, PKF O’Connor Davies, LLP (“PKF”) for the audit of the financial statements included in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2019 were $67,500. Audit fees billed or expected to be billed by PFK for the audit of the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, were $67,500. Audit fees billed or expected to be billed by PKF for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the year ended December 31, 2020, were $46,500.

Audit-Related Fees

The Company was billed $0 and $2,275 by the Company’s principal accountants for the fiscal years ended December 31, 2019 and 2018, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above.

Tax Fees

The Company was billed or is expected to be billed an aggregate of $15,000 by the Company’s principal accountants for each of the fiscal years ended December 31, 2019 and 2018, for tax services, principally the preparation of income tax returns.

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All Other Fees

The Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved. The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted. The Company did not have any other fees in 2019 and 2018.

Audit Committee Report

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019:

(1)	the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

(2)	the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

(3)	the Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company’s independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence; and

based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2018 Annual Report on Form 10-K, as filed with the SEC on March 30, 2020.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

This report is furnished by the Audit Committee of the Board of Directors.

Luke P. LaValle, Jr., Audit Committee Chairman

Dennis Romano

N.E. Rick Strandlund

Jan M. Winston

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NOTICE REGARDING FILING OF SHAREHOLDERS PROPOSALS

AT 2021 ANNUAL MEETING

Any proposal intended to be presented by a shareholder at the 2021 Annual Meeting of Shareholders must be received by the Company at the Company’s principal executive offices, 181 Legrand Avenue, Northvale, NJ 07647, no later than the close of business on December 30, 2020, to be considered for inclusion in the Proxy Statement for the 2021 Annual Meeting and by March 31, 2021, in order for the proposal to be considered timely for consideration at next year’s Annual Meeting (but not included in the Proxy Statement for such meeting).

The Annual Meeting of Shareholders is called for the purposes set forth in the Notice. The Board does not know of any matter for action by shareholders at such meeting other than the matters described in the Notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof which may properly come before the meeting. It is the intention of the person named in the proxy to vote in accordance with their judgment on any such matter.

You are cordially invited to attend the Annual Meeting. Your participation in discussion of the Company’s affairs will be welcome.

/S/ Theresa A. Balog
Theresa A. Balog, Secretary

Dated: April 29, 2020

A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission containing consolidated financial statements of the Company as of December 31, 2019, is available (excluding exhibits) without cost to shareholders upon written request to Theresa A. Balog, Secretary, Inrad Optics, Inc., 181 Legrand Avenue, Northvale, NJ 07647. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

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 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INRAD OPTICS, INC. ATTN: Theresa A. Balog ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 181 LEGRAND AVENUE If you would like to reduce the costs incurred by our company in mailing proxy NORTHVALE, NJ 07647 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following:

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

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